Exhibit 21.1

Subsidiaries of InnerWorkings, Inc.

Name of Subsidiary	Place of Formation
United States Subsidiaries
Print Systems, Inc.	Michigan
Screened Images, Inc.	New Jersey
E-Corporate Printers, Inc.	Illinois
INWK EMEA, LLC	Delaware
InnerWorkings Luxembourg IP S.à r.l. LLC	Delaware

Foreign Subsidiaries
Cirqit Colombia LTDA	Colombia
Cirqit de Costa Rica S.A.	Costa Rica
Cirqit de El Salvador, S. de R.L. De C.V.	El Salvador
Cirqit de Guatemala S.A.	Guatemala
Cirqit De Honduras S. de R.L. De C.V.	Honduras
Cirqit de Nicaragua S.A.	Nicaragua
Cirqit Latam de Venezuela	Venezuela
Cirqit S.A.	Ecuador
Cirqit Servicios de Impresion	Chile
CPRO de Servicios Limitada	Chile
CPRO de Servicios S.A.	Argentina
etrinsic Limited French Branch	France
Expert Consulting Business S.A.	Dominican Republic
Iconomedia	France
InnerWorkings Belgium	Belgium
InnerWorkings Brasil Gerenciamento de Impressoes	Brazil
InnerWorkings Colombia S.A.S.	Colombia
InnerWorkings Comercio de Producto de Marketing Ltda.	Brazil
InnerWorkings Deutschland	Germany
InnerWorkings Dubai	United Arab Emirates
InnerWorkings EMEA Holdings LP	United Kingdom
InnerWorkings Europe Limited	United Kingdom
InnerWorkings France	France
InnerWorkings Global Limited	United Kingdom
InnerWorkings Holdings Europe Limited	United Kingdom
InnerWorkings Hong Kong Ltd	China
InnerWorkings Italy	Italy
InnerWorkings Latin America, S.L.	Spain
InnerWorkings Luxembourg IP S.à r.l.	Luxembourg
InnerWorkings Nederland	Netherlands
InnerWorkings Peru S.A.C.	Peru
InnerWorkings Portugal	Portugal
InnerWorkings South Africa	South Africa
INWK Mexico S de R.L. De C.V.	Mexico
INWK Panama S.A.	Panama
INWK Puerto Rico Inc.	Puerto Rico
INWK Republica Dominicana S.R.S.	Dominican Republic
INWK Switzerland GmbH	Switzerland
Merchandise Mania	United Kingdom
Novavision	Denmark
Productions Grand Format	France
Productions Graphics	France
Productions Graphics Agencement et Volume	France
Productions Graphics Canada	Canada
Productions Graphics Centrale Europe	Hungary
Productions Graphics Hellas	Greece
Productions Graphics Iberia	Spain
Productions Graphics Middle East	Turkey
Productions Graphics Polska	Poland
Productions Graphics UK	United Kingdom